Exhibit 13.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, who is carrying out the functions of chief financial officer for Brookfield Renewable Partners L.P. (the “Partnership”) pursuant to the Master Services Agreement, hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, as filed with the Securities and Exchange Commission on the date hereof, (i) the annual report of the Partnership on Form 20-F for the fiscal year ended December 31, 2019 (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (ii) the information contained in the Annual Report fairly presents in all material respects the financial condition and results of operations of the Partnership.

Dated: February 28, 2020

/s/ Wyatt Hartley
Wyatt Hartley
Chief Financial Officer of the Service
Provider, BRP Energy Group L.P.